Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-04947, 333-25717, 333-46357, 333-50509, 333-62599, and 333-122221) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869 and 333-102662) of FelCor Lodging Trust Incorporated of our report dated March 2, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Dallas, Texas
March 2, 2005